SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 17, 2003

Commission File Number 0-27744

PCD INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts 04-2604950
(State or Other Jurisdiction of (I.R.S. Employer
Incorporation or Organization) Identification Number)

2 Technology Drive
Centennial Park
Peabody, Massachusetts 01960-7977
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (978) 532-8800

ITEM 5. OTHER EVENTS.

          On January 17, 2003, the Company entered into an agreement (the "Amendment and Temporary Waiver No. 4") with Fleet National Bank and its other lenders (the "Lenders") effective as of December 31, 2002 extending the temporary waiver of certain Events of Default under its $44 million Senior Credit Facility through March 31, 2003. The Events of Default included failure to comply with required minimum EBITDA, required Minimum Fixed Charge Coverage Ratio, Maximum Ratio of Total Indebtedness for Borrowed Money to EBITDA, and Minimum Interest Coverage Ratio. The Lenders have agreed to waive these specified Defaults until March 31, 2003. The Company is continuing discussions with its Lenders and financial advisors regarding a more permanent solution and is considering a number of alternatives. There can be no assurance that these alternatives would not be disadvantageous to the Company's stockholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

EXHIBIT
NUMBER

10.1                    Amendment and Temporary Waiver No. 4 dated December 31, 2002

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCD INC.

Registrant

DATED: January 17, 2003

By: /s/ John L. Dwight, Jr.
John L. Dwight, Jr.
Chairman of the Board, President
and Chief Executive Officer